UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

(Address of principal executive office)

Registrant’s telephone number, including area code:  +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On February 14, 2018, Axovant Sciences Ltd. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the appointment of Roger Jeffs, Ph.D. and George W. Bickerstaff, III to the Company’s board of directors (the “Board”). Committee assignments for these directors had not been determined as of the filing of the Original Form 8-K. This Amendment No. 1 to Current Report on Form 8-K/A is being filed solely for the purpose of setting forth the committee assignments for these directors.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018, effective immediately, the Board appointed Dr. Jeffs to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board and Mr. Bickerstaff to serve as a member of the Audit Committee of the Board.

Dr. Jeffs, age 56, has over 25 years of experience in the biopharmaceutical industry. He recently served as President and co-Chief Executive Officer of United Therapeutics Corporation from January 2015 to June 2016. Dr. Jeffs joined United Therapeutics in 1998 as director of research, development, and medical and served as its President and Chief Operating Officer from April 2001 to December 2014. He also served as a member of its board of directors from 2001 to 2016. Before joining United Therapeutics, he held positions in clinical development at Amgen, Inc. and Burroughs Wellcome Co. Dr. Jeffs is the co-founder and co-owner of Bull City Select Investments, an investment firm focused on in-licensing and development of early-stage biopharma assets. Dr. Jeffs received his B.A. in Chemistry from Duke University and his Ph.D. in Pharmacology from the University of North Carolina School of Medicine. Dr. Jeffs is a member of the boards of directors of the following public companies: Albireo Pharma, Inc., Axsome Therapeutics, Inc., Dova Pharmaceuticals, Inc. and Sangamo Therapeutics, Inc.

Mr. Bickerstaff, age 62, is currently a partner and the managing director of M.M. Dillon & Co., a healthcare and technology investment bank that he co-founded. Previously, he served as Chief Financial Officer of Novartis Pharma AG from 2000 to 2005, held senior financial positions at IMS Health from 1989 to 1997 and held financial positions with Dun & Bradstreet and General Electric. Mr. Bickerstaff received his B.S. in Engineering and his B.A. in Business Administration from Rutgers University. Mr. Bickerstaff currently serves as a member of the boards of directors of the following public companies: Cardax, Inc., CareDx, Inc., Innoviva, Inc. and Inovio Pharmaceuticals, Inc. He also previously served on the board of directors of ARIAD Pharmaceuticals, Inc.

In accordance with the Company’s non-employee director compensation policy, Dr. Jeffs will receive an annual cash retainer of $6,000 for his service as a member of the Compensation Committee of the Board and $5,000 for his service as a member of the Nominating and Corporate Governance Committee of the Board and Mr. Bickerstaff will receive an annual cash retainer of $9,000 for his service as a member of the Audit Committee of the Board. Each of these retainers is in addition to the annual cash retainer of $40,000 each director will receive for his service as a director, as previously disclosed on the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: March 7, 2018	By:		/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer